UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 16, 2011 (May 9, 2011)

CORONUS SOLAR INC.
formerly, INSIGHTFULMIND LEARNING, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or other jurisdiction of incorporation)

000-53697
(Commission File No.)

1100-1200 West 73rd Avenue
Vancouver, British Columbia
Canada   V6P 6G5
(Address of principal executive offices and Zip Code)

604-267-7078
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 9, 2011, our wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), entered into a Vacant Land Purchase Agreement (the “Joshua Tree East Agreement”). Under the Joshua Tree East Agreement, Coronus agrees to acquire a 56.03 acre parcel of vacant land, situated east of Joshua Tree, in the County of San Bernardino, California, from Sal, Alfred and Frances Gonzalez. The purchase price is $200,000. Coronus deposited $5,000 into escrow and agrees to deposit an additional $25,000 within sufficient time to close escrow. Sal, Alfred and Frances Gonzalez agree to carry back the balance amount of $170,000 for three years at 6.5% per annum interest, with monthly payments of interest only. Close of escrow is June 15, 2011. The Joshua Tree East Agreement is subject to Coronus’ Board of Director approval on or before June 1, 2011. There can be no assurance Coronus’ Board of Director approval will be obtained.

ITEM 1.02                      TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On May 16, 2011, Coronus, our wholly-owned subsidiary, completed the Vacant Land Purchase Agreement (the “29-Palms North Agreement”), which Coronus entered into on January 23, 2011 and which was first reported in our Form 8-K filed with the SEC on January 27, 2011. Under the 29-Palms North Agreement, Coronus acquired a 39.25 acre parcel of vacant land, situated north of Twentynine Palms, in the County of San Bernardino, California, from Joshua Tree Holdings. The purchase price Coronus paid was $40,000. Coronus deposited $8,000, with Joshua Tree Holdings agreeing to carry back the balance amount of $32,000 for two years at 6.5% per annum interest, with monthly payments of interest only.

ITEM 2.01                      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On May 16, 2011, Coronus, our wholly-owned subsidiary, completed the Vacant Land Purchase Agreement (the “29-Palms North Agreement”), which Coronus entered into on January 23, 2011 and which was first reported in our Form 8-K filed with the SEC on January 27, 2011. As disclosed above under item 1.02, Coronus acquired a 39.25 acre parcel of vacant land, situated north of Twentynine Palms, in the County of San Bernardino, California, from Joshua Tree Holdings. The purchase price Coronus paid was $40,000. Coronus deposited $8,000, with Joshua Tree Holdings agreeing to carry back the balance amount of $32,000 for two years at 6.5% per annum interest, with monthly payments of interest only.

ITEM 3.02                      UNREGISTERED SALE OF EQUITY SECURITIES.

On May 10, 2011, we conducted a non-brokered private placement, issuing 350,000 units (the “Units”), at a price of CAD $0.60 per Unit, for proceeds of CAD $210,000, to one investor. Each Unit was comprised of one share of our common stock and one non-transferrable share purchase warrant. Each warrant entitles the holder thereof to purchase a further share of our common stock at an exercise price of CAD $0.75 for a period of five years. In connection with the completion of the private placement, we paid no finder’s fees. The investor was a resident of British Columbia, Canada. The Units were issued pursuant to an exemption from applicable prospectus requirements under section 2.10 “Minimum amount investment” of National Instrument 45-106, Prospectus and Registration Exemptions, by reason of the fact that the investor purchased as principal and by reason of the fact that the Units had an acquisition cost to the purchaser of not less than CAD $150,000 paid in cash at the time of the distribution. Further, the foregoing transactions were exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation S thereof in that all sales took place outside the United States with non-US persons.

ITEM 7.01	REGULATION FD DISCLOSURE.

We announced today the unregistered sale of equity securities, as disclosed above under item 3.02. Additionally, we announced today Coronus’ entry into the Vacant Land Purchase Agreement (the Joshua Tree East Agreement), as disclosed above under item 1.01, and Coronus’ completion of the Vacant Land Purchase Agreement (the 29-Palms North Agreement), as disclosed above under item 2.01. Lastly, we announced today that the close of escrow for the Vacant Land Purchase Agreement (“Agreement 1” or “Vidal Agreement”), entered into by Coronus, as reported in our Form 8-K filed with the SEC on October 6, 2010, has been extended. Under the Vidal Agreement, the close of escrow has been extended to June 15, 2011. In return for the extension, Coronus paid Paul R Marshall Trust the forfeitable fee of $1,631 (equivalent to 8% per annum interest rate based on the purchase price). We sought the extension because we lack the funds to pay the contractual balance due.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 16th day of May, 2011.

CORONUS SOLAR INC.

BY:	JEFFERSON THACHUK
Jefferson Thachuk
President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Treasurer and a member of the Board of Directors